Exhibit 21

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2010

Significant subsidiaries included in the 2010 consolidated financial statements of the Company are:

Percentage of Voting Power
United States:
Pinetree Stockholding Corporation – Delaware	100
PPG Architectural Finishes, Inc. – Delaware	100
PPG Capital LLC – Delaware	100
PPG Industries Fiber Glass Products, Inc. – Delaware	100
PPG Industries International, Inc. – Delaware	100
PPG Industries Ohio, Inc. – Delaware	100
PPG Industries Securities, Inc. – Delaware	100
PPG Kansai Automotive Finishes U.S., LLC – Delaware	60
PRC-DeSoto International, Inc. – California	100
Sierracin Corporation – Delaware	100
Sierracin/Sylmar Corporation – California	100
The CEI Group, Inc. – Pennsylvania	75
Transitions Optical, Inc. – Delaware	51
Other Americas:
PPG ALESCO Automotive Finishes Mexico, S. de R.L. de C.V. – Mexico	60
PPG Canada Inc. – Canada	100
PPG Industrial do Brasil – Tintas E Vernizes – Ltda. – Brazil	100
PPG Industries Argentina S.A. – Argentina	100
PPG Industries Chile S.A. – Chile	100
PPG Industries de Mexico, S.A. de C.V. – Mexico	100
Transitions Optical do Brasil Limitada – Brazil	51
Varrossieau Suriname NV – Suriname	51.01
EMEA:
Bellaria S.p.A. – Italy	100
Brown Brothers Distribution Limited – United Kingdom	100
Compagnie Equatoriale des Peintures – Cameroon	51.45
EPIC Insurance Co. Ltd. – British Virgin Islands	100
Gabonaise de Peintures et Laques – Gabon	51.19
Intercast Europe S.r.l. – Italy	100
Johnstone’s Paints Limited – United Kingdom	100
Kalon Investment Company Limited – United Kingdom	100
Kalon South Africa Proprietary Limited – South Africa	100
KolorMax, s.r.o – Slovakia	100
La Seigneurie Caraibes – Guadeloupe	100
La Seigneurie Ocean Indien – La Reunion	51
Necarbo B.V. – The Netherlands	100
Peinture de Paris SAS – France	100
PPG AC – France SA – France	100
PPG Architectural Coatings UK Limited – United Kingdom	100
PPG (Austria) Handels GmbH – Austria	100
PPG B.V. – The Netherlands	100
PPG Coatings B.V. – The Netherlands	100
PPG Coatings Belux N.V. – Belgium	100
PPG Coatings BVBA/Sprl – Belgium	100
PPG Coatings Danmark AS – Denmark	100
PPG Coatings Deutschland GmbH – Germany	100
PPG Coatings Europe B.V. – The Netherlands	100
PPG Coatings Italy Srl – Italy	100

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2010

EMEA (continued):
PPG Coatings Nederland BV – The Netherlands	100
PPG Coatings S.A. – France	99.85
PPG Deco Polska sp. z.o.o. – Poland	100
PPG Deutschland Business Suport GmbH – Germany	100
PPG Deutschland Sales & Services GmbH – Germany	100
PPG Distribution – France	100
PPG Dr. Schoch AG – Switzerland	100
PPG Europe B.V. – The Netherlands	100
PPG Finance BV – The Netherlands	100
PPG France Business Support S.A.S. – France	100
PPG France Manufacturing S.A.S. – France	100
PPG Holdco SAS – France	100
PPG-Helios Ltd. – Slovenia	60
PPG Holding SAS – France	100
PPG Holdings (U.K.) Limited – United Kingdom	100
PPG Ibérica, S.A. – Spain	100
PPG Ibérica Sales & Services, S.L. – Spain	100
PPG Industrial Coatings B.V. – The Netherlands	100
PPG Industries Belgium B.V.B.A. – Belgium	100
PPG Industries Chemicals B.V. – The Netherlands	100
PPG Industries Europe Sàrl – Switzerland	100
PPG Industries Fiber Glass B.V. – The Netherlands	100
PPG Industries France S.A.S. – France	100
PPG Industries Italia S.p.A. – Italy	100
PPG Industries Kimya a Sanayi ve Ticaret AS – Turkey	99.99
PPG Industries Lackfabrik GmbH – Germany	100
PPG Industries Netherlands B.V. – The Netherlands	100
PPG Industries Poland Sp. Zo.o. – Poland	100
PPG Industries (UK) Ltd – United Kingdom	100
PPG International S.A.S. – France	100
PPG Ireland International Financial Company Limited – Ireland	100
PPG Italia Business Support S.r.l – Italy	100
PPG Italia Sales & Services S.r.l. – Italy	100
PPG Kansai Automotive Finishes U.K. LLP – United Kingdom	60
PPG Luxembourg Finance S.àR.L. – Luxembourg	100
PPG Luxembourg Holdings S.àR.L. – Luxembourg	100
PPG Polifarb Cieszyn S.A. – Poland	100
PPG Retail Europe – France	100
PPG Revestimentos para Automoveis AEIE – Portugal	100
PPG Service Sud S.r.l. – Italy	100
Primalex a.s. – Czech Republic	100
PRIMALEX SLOVAKIA, s.r.o. – Slovakia	100
Prominent Paints Proprietary Limited – South Africa	100
Sigma Coatings Proprietary Limited – South Africa	100
SigmaKalon (BC) UK Limited – United Kingdom	100
SigmaKalon UK Holding Limited – United Kingdom	100
Sigma Marine & Protective Coatings Holding B.V. – The Netherlands	100
Sigma Paints Egypt Ltd. – Egypt	63.2
Transitions Optical Holdings B.V. – The Netherlands	51
Transitions Optical Limited – Ireland	51
TRIGA COLOR, a.s. – Czech Republic	100
Trilak Festékgyartó Korlatolt Felelösségü Tarsasag – Hungary	100

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2010

Asia:
Foshan Bairun Chemicals Co., Ltd. – China	100
PPG Aerospace Materials (Suzhou) Co. Ltd. – China	100
PPG Coatings (Hong Kong) Co., Limited – Hong Kong	100
PPG Coatings (Kunshan) Co., Ltd. – China	100
PPG Coatings (Malaysia) Sdn. Bhd. – Malaysia	100
PPG COATINGS (SINGAPORE) PTE. LTD – Singapore	100
PPG Coatings (Shanghai) Co., Ltd. – China	100
PPG Coatings (Suzhou) Company Ltd. – China	100
PPG Coatings (Thailand) Co., Ltd. – Thailand	100
PPG Coatings (Tianjin) Co., Ltd. – China	100
PPG Coatings (Wuhu) Company, Ltd. – China	100
PPG Coatings (Zhangjiagang) Co., Ltd. – China	100
PPG Industries Australia PTY Limited – Australia	100
PPG Industries (Korea) Ltd. – Korea	100
PPG Industries New Zealand Limited – New Zealand	100
PPG Industries (Singapore) Pte., Ltd. – Singapore	100
PPG Japan Ltd. – Japan	100
PPG Packaging Coatings (Suzhou) Co., Ltd. – China	90.4
PPG Paints Trading (Shanghai) Co., Ltd. – China	100
PPG PERFORMANCE COATINGS (HONG KONG) LIMITED – Hong Kong	100
PPG Performance Coatings (Malaysia) Sdn. Bhd. – Malaysia	100
PPG PMC Japan Co., Ltd. – Japan	95
PRC-Desoto Australia Pty Ltd. – Australia	100
Protec Pty Ltd – Australia	100
PT. PPG Coatings Indonesia – Indonesia	100
Sigma Samsung Coatings Co., Ltd – South Korea	60
Sikar (Shanghai) Trading Co. Ltd. – China	100
Solarlens Co., Ltd. – Thailand	100
Taiwan Chlorine Industries Ltd. – Taiwan	60
Transitions Optical Philippines, Inc. – Philippines	51
Transitions Optical PTY Ltd. – Australia	51
Transitions Optical (S) Pte. Ltd. – Singapore	51
Transitions Optical (Thailand) Ltd. – Thailand	51